                                                                    EXHIBIT 23.4

                          Independent Auditor's Consent

The Board of Directors
Grand Casinos, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                               /s/ KPMG Peat Marwick LLP


Minneapolis, MN
October 24, 1997